                                                                    Exhibit 99.1

                       Report of Independent Accountants

To the Board of Directors and Stockholders of Entera, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Entera, Inc. (a company in the development stage) at December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from February 19, 1998 (date of inception) to December 31, 1998, for the year ended December 31, 1999, and the cumulative period from February 19, 1998 (date of inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


                                                  /s/ PricewaterhouseCoopers LLP


San Jose, California
June 23, 2000

Entera, Inc.
(a company in the development stage)
Balance Sheets
--------------------------------------------------------------------------------

                                                                                December 31,            September 30,
                                                                            1998           1999             2000
Assets                                                                                                   (unaudited)
Current assets:
  Cash and cash equivalents                                             $    68,000    $ 17,888,000     $ 16,950,000
  Accounts receivable, net                                                        -         319,000           20,000
  Inventory                                                                       -         300,000           19,000
  Deferred costs                                                                  -               -          500,000
  Other current assets                                                       17,000         199,000          358,000
                                                                        -----------    ------------     ------------
      Total current assets                                                   85,000      18,706,000       17,847,000

Long-term investments                                                             -               -        2,459,000
Property and equipment, net                                                 139,000         890,000        2,319,000
Other assets                                                                  8,000          82,000          205,000
                                                                        -----------    ------------     ------------
      Total assets                                                      $   232,000    $ 19,678,000     $ 22,830,000
                                                                        ===========    ============     ============

Liabilities, Redeemable Convertible Preferred Stock and
Stockholders' Deficit
Current liabilities:

  Short-term lease obligation                                           $         -    $     42,000     $     83,000
  Accounts payable                                                           49,000         197,000          975,000
  Accrued liabilities                                                        98,000         350,000          973,000
  Deferred revenues                                                               -         335,000          300,000
  Advances from related party                                             1,073,000               -                -
                                                                        -----------    ------------     ------------
      Total current liabilities                                           1,220,000         924,000        2,331,000

Lease obligation                                                                  -          78,000          109,000
                                                                        -----------    ------------     ------------
      Total liabilities                                                   1,220,000       1,002,000        2,440,000
                                                                        -----------    ------------     ------------
Commitments (Note 5)

Redeemable convertible preferred stock:
  $0.001 par value; 16,200,000 shares authorized;
  15,520,173 and 19,364,368 (unaudited) shares issued and
  outstanding at December 31, 1999 and September 30,
  2000, respectively
  (Liquidation value: $ 26,173,000 and $43,932,000 (unaudited)
  at December 31, 1999 and September 30, 2000, respectively)                      -      26,074,000       43,750,000
                                                                        -----------    ------------     ------------
Stockholders' deficit:
  Common Stock: $0.001 par value; 28,000,000 shares authorized;
    6,399,999, 9,121,949 and 11,733,363 (unaudited) shares issued and outstanding at December 31, 1998 and 1999, and
    September 30, 2000, respectively                                          6,000           9,000           12,000
  Additional paid-in capital                                                  9,000         813,000       15,887,000
  Unearned compensation                                                           -        (303,000)     (10,714,000)
  Notes receivable from stockholders                                        (10,000)       (135,000)      (1,477,000)
  Deficit accumulated during the development stage                         (993,000)     (7,782,000)     (25,527,000)
  Accumulated other comprehensive loss                                            -               -       (1,541,000)
                                                                        -----------    ------------     ------------
      Total stockholders' deficit                                          (988,000)     (7,398,000)     (23,360,000)
                                                                        -----------    ------------     ------------

      Total liabilities redeemable convertible preferred
      stock and stockholders' deficit                                   $   232,000    $ 19,678,000     $ 22,830,000
                                                                        ===========    ============     ============

  The accompanying notes are an integral part of these financial statements.

Entera, Inc.
(a company in the development stage)
Statements of Operations
--------------------------------------------------------------------------------

                                            Period from                     Period from
                                            Inception to    Year Ended      Inception to            Nine Months Ended
                                            December 31,    December 31,    December 31,              September 30,
                                               1998            1999            1999             1999                2000
                                                                                                       (unaudited)
Revenues:
  Related party                           $           -    $         -       $         -      $         -      $  2,229,000
  System                                              -         49,000            49,000           22,000           685,000
                                          -------------    -----------       -----------      -----------      ------------
     Total revenues                                   -         49,000            49,000           22,000         2,914,000
                                          -------------    -----------       -----------      -----------      ------------
Cost of revenues:
  Related party                                       -              -                 -                -         5,773,000
  System                                              -        259,000           259,000          121,000           611,000
                                          -------------    -----------       -----------      -----------      ------------
     Total cost of revenues                           -        259,000           259,000          121,000         6,384,000
                                          -------------    -----------       -----------      -----------      ------------

Gross loss                                            -       (210,000)         (210,000)         (99,000)       (3,470,000)
                                          -------------    -----------       -----------      -----------      ------------

Operating expenses:
  Research and development                      379,000      3,456,000         3,835,000        2,249,000         5,758,000
  Sales and marketing                           167,000      1,931,000         2,098,000        1,112,000         4,703,000
  General and administrative                    365,000      1,118,000         1,483,000          529,000         2,173,000
  Amortization of unearned compensation               -        231,000           231,000          103,000         2,585,000
                                          -------------    -----------       -----------      -----------      ------------
     Total operating expenses                   911,000      6,736,000         7,647,000        3,993,000        15,219,000
                                          -------------    -----------       -----------      -----------      ------------

Loss from operations                           (911,000)    (6,946,000)       (7,857,000)      (4,092,000)      (18,689,000)

Other income (expense), net                     (82,000)       157,000            75,000          117,000           944,000
                                          -------------    -----------       -----------      -----------      ------------
Net loss                                  $    (993,000)   $(6,789,000)      $(7,782,000)     $(3,975,000)     $(17,745,000)
                                          =============    ===========       ===========      ===========      ============


  The accompanying notes are an integral part of these financial statements.

Entera, Inc.
(a company in the development stage)
Statement of Stockholders' Deficit
--------------------------------------------------------------------------------

                                                                                                                     Deficit
                                                                                                    Notes          Accumulated
                                                                  Additional                      Receivable        During the
                                               Common Stock         Paid-In        Unearned          from           Development
                                             Shares    Amount       Capital      Compensation     Stockholders         Stage
Issuance of Common Stock for $0.01
  per share in February 1998               4,266,666   $ 4,000   $      6,000    $           -    $    (10,000)   $          -
Issuance of Common Stock for
  services in February 1998                2,133,333     2,000          3,000                -               -               -
Net loss                                           -         -              -                -               -        (993,000)
                                         -----------   -------   ------------    -------------    ------------    ------------
Balance at December 31, 1998               6,399,999     6,000          9,000                -         (10,000)       (993,000)

Exercise of stock options at $0.01-
  $0.35 per share                          2,675,375     3,000        238,000                -        (135,000)              -
Unearned compensation                              -         -        534,000         (534,000)              -               -
Amortization of unearned compensation              -         -              -          231,000               -               -
Issuance of Common Stock for services         46,575         -         32,000                -               -               -
Repayment of notes receivable from
  stockholders                                     -         -              -                -          10,000               -
Net loss                                           -         -              -                -               -      (6,789,000)
                                         -----------   -------   ------------    -------------    ------------    ------------
Balance at December 31, 1999               9,121,949     9,000        813,000         (303,000)       (135,000)     (7,782,000)

Exercise of stock options at $0.01-
  $0.35 per share (unaudited)              2,553,178     3,000      1,672,000                -      (1,378,000)              -
Unearned compensation (unaudited)                  -         -     12,996,000      (12,996,000)              -               -
Amortization of unearned compensation
  (unaudited)                                      -         -              -        2,585,000               -               -
Issuance of Common Stock for services
  (unaudited)                                 58,236         -        406,000                -               -               -
Repayment of notes receivable from
  stockholders (unaudited)                         -         -              -                -          36,000               -
Net loss (unaudited)                               -         -              -                -               -     (17,745,000)
Net unrealized loss on securities
  (unaudited)                                      -         -              -                -               -               -
Comprehensive loss (unaudited)                     -         -              -                -               -               -
                                         -----------   -------   ------------    -------------    ------------    ------------
Balance at September 30, 2000
(unaudited)                               11,733,363   $12,000   $ 15,887,000    $ (10,714,000)   $ (1,477,000)   $(25,527,000)
                                         ===========   =======   ============    =============    ============    ============

                                        Accumulated
                                            Other                  Total
                                        Comprehensive          Stockholders'          Comprehensive
                                            Loss                  Deficit                  Loss
Issuance of Common Stock for $0.01
  per share in February 1998             $           -        $            -
Issuance of Common Stock for
  services in February 1998                          -                 5,000
Net loss                                             -              (993,000)        $     (993,000)
                                         -------------        --------------         --------------
Balance at December 31, 1998                         -              (988,000)

Exercise of stock options at $0.01-
  $0.35 per share                                    -               106,000
Unearned compensation                                -                     -
Amortization of unearned compensation                -               231,000
Issuance of Common Stock for services                -                32,000
Repayment of notes receivable from
  stockholders                                       -                10,000
Net loss                                             -            (6,789,000)        $   (6,789,000)
                                         -------------        --------------         --------------
Balance at December 31, 1999                         -            (7,398,000)

Exercise of stock options at $0.01-
  $0.35 per share (unaudited)                        -               297,000
Unearned compensation (unaudited)                    -                     -
Amortization of unearned compensation
  (unaudited)                                        -             2,585,000
Issuance of Common Stock for services
  (unaudited)                                        -               406,000
Repayment of notes receivable from
  stockholders (unaudited)                           -                36,000
Net loss (unaudited)                                 -           (17,745,000)        $  (17,745,000)
Net unrealized loss on securities
  (unaudited)                               (1,541,000)           (1,541,000)            (1,541,000)
                                                                                     --------------

Comprehensive loss (unaudited)                       -                     -         $  (19,286,000)
                                         -------------        --------------         ==============
Balance at September 30, 2000
(unaudited)                              $  (1,541,000)       $  (23,360,000)
                                         =============        ==============

  The accompanying notes are an integral part of these financial statements.

Entra, Inc.
(a company in the development stage)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                       Period from                     Period from
                                                       Inception to   Year Ended      Inception to        Nine Months Ended
                                                       December 31,   December 31,     December 31,         September 30,
                                                          1998           1999             1999           1999           2000
                                                                                                            (unaudited)
Cash flows from operating activities:
 Net loss                                              $  (993,000)  $ (6,789,000)   $ (7,782,000)   $ (3,975,000)  $ (17,745,000)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                             9,000        116,000         125,000          60,000         308,000
   Issuance of common stock for services                     5,000         32,000          37,000          24,000         406,000
   Amortization of unearned compensation                         -        231,000         231,000         103,000       2,585,000
   Changes in operating assets and liabilities:
     Accounts receivable, net                                    -       (319,000)       (319,000)         (7,000)        299,000
     Inventory                                                   -       (300,000)       (300,000)        (46,000)        281,000
     Deferred costs                                              -              -               -               -        (500,000)
     Other current assets                                  (17,000)      (182,000)       (199,000)        (70,000)       (159,000)
     Other assets                                           (8,000)       (74,000)        (82,000)        (42,000)       (123,000)
     Accounts payable                                       49,000        148,000         197,000         198,000         778,000
     Accrued liabilities                                    98,000        252,000         350,000               -         623,000
     Deferred revenues                                           -        335,000         335,000          41,000         (35,000)
                                                       -----------   ------------    ------------    ------------   -------------
       Net cash used in operating activities              (857,000)    (6,550,000)     (7,407,000)     (3,714,000)    (13,282,000)
                                                       -----------   ------------    ------------    ------------   -------------
Cash flows from investing activities:
 Purchase of property and equipment                       (148,000)      (731,000)       (879,000)       (509,000)     (1,598,000)
 Proceeds from repayment of notes receivable                     -         10,000          10,000               -          36,000
                                                       -----------   ------------    ------------    ------------   -------------
       Net cash used in investing activities              (148,000)      (721,000)       (869,000)       (509,000)     (1,562,000)
                                                       -----------   ------------    ------------    ------------   -------------
Cash flows from financing activities:
 Advances from related party                             1,073,000              -       1,073,000               -               -
 Payments under capital lease obligation                         -        (16,000)        (16,000)              -         (67,000)
 Proceeds from exercise of common stock options                  -        106,000         106,000          61,000         297,000
 Proceeds from issuance of preferred stock, net of
 issuance costs                                                  -     25,001,000      25,001,000       7,045,000      13,676,000
                                                       -----------   ------------    ------------    ------------   -------------
       Net cash provided by financing activities         1,073,000     25,091,000      26,164,000       7,106,000      13,906,000
                                                       -----------   ------------    ------------    ------------   -------------
Increase (decrease) in cash and cash equivalents            68,000     17,820,000      17,888,000       2,883,000        (938,000)

Cash and cash equivalents at beginning of period                 -         68,000               -          68,000      17,888,000
                                                       -----------   ------------    ------------    ------------   -------------
Cash and cash equivalents at end of period             $    68,000   $ 17,888,000    $ 17,888,000    $  2,951,000   $  16,950,000
                                                       ===========   ============    ============    ============   =============

Supplemental cash flow disclosures:
  Cash paid for interest                               $         -   $     50,000    $     50,000    $     15,000   $      19,000

Non-cash investing and financing activities:
  Common stock purchased with notes receivable         $    10,000   $    125,000    $    135,000    $     10,000   $   1,378,000
  Property, plant and equipment purchased under
  capital leases                                       $         -   $    139,000    $    139,000    $    113,000   $     120,000
  Related party note payable converted to preferred
  stock                                                $         -   $  1,073,000    $  1,073,000    $  1,308,000   $           -
  Investments acquired from issuance of preferred
  stock                                                $         -   $          -    $          -    $          -   $   4,000,000

  The accompanying notes are an integral part of these financial statements.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements
--------------------------------------------------------------------------------

1.     The Company and Summary of Significant Accounting Policies

       The Company
       Entera, Inc. (the "Company") was originally incorporated in Arizona on February 19, 1998, and subsequently reincorporated as a Delaware corporation on February 26, 1999. The Company's primary activity is the development of internet content delivery technologies for internet network operators and other content providers. The Company is in the development stage, as planned principal operations have not yet begun to generate significant revenue. The Company operates in one business segment in the United States.

       Use of estimates
       Preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

       Cash and cash equivalents
       The Company considers all highly liquid investments with original or remaining maturities of three months or less at the date of purchase to be cash equivalents.

       Revenue recognition
       Revenues consist of sales of systems, which include hardware and software, software license fees, consulting fees and maintenance fees. The Company recognizes systems and software license revenues under Statement of Position ("SOP") 97-2, "Software Revenue Recognition," and related interpretations. When contracts contain multiple elements and vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "Residual Method" prescribed by SOP 98-9. Maintenance revenues are recognized ratably over the maintenance period and consulting revenues are recognized at the time services are rendered. Consistent with SOP 97-2, the Company does not recognize revenue until collection is probable. Deferred revenues represent the amount of cash received or invoices rendered prior to revenue recognition.

       In February 2000, the Company entered into a systems sales agreement, consisting of hardware, software, and maintenance fees, with an Internet content delivery company, which is a related party, for $7.1 million. The Company was recognizing revenue related to the agreement on a cash basis due to the uncertainty of collection. Through September 30, 2000, the Company had recognized $1.5 million of revenues related to this specific contact.

       The Company had capitalized costs of approximately $5.5 million related to this transaction which were being amortized ratably as the related revenue was recognized. Approximately $1 million of these costs had been amortized as of September 30, 2000. The Company has concluded that it is unlikely that the related party will be able to make further payments on amounts due under this agreement. The Company has estimated that the amount of remaining capitalized costs it expects to recover under this agreement will be approximately $500,000. Therefore, the Company has recorded a charge of approximately $4 million to related party cost of revenues in the period ended September 30, 2000 to record the asset at its estimated net realizable value.


       Fair value of financial instruments
       The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which approximates fair value due to the short maturity of these instruments.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

       Concentration of credit risk
       Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions in the United States. At times, such deposits may be in excess of the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

       No customer accounted for more than 10% of net revenues for the year ended December 31, 1998. During the year ended December 31, 1999, one customer accounted for 83% of net accounts receivable. Five customers accounted for $37,000, or 76% of net revenues for the year ended 1999.

       Inventory
       Inventory, which consists principally of purchased computer hardware, is stated at the lower of cost or market, as determined using the weighted-average method.

       Software development costs
       Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

       Property and equipment
       Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to seven years.

       Investments
       The Company's marketable securities are classified as available-for-sale and are reported at fair value, with unrealized gains and losses recorded in stockholders' deficit. Realized gains or losses on available-for-sale securities are reported in other income or expensed as incurred. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

       The original cost of the available-for-sale securities was $4 million (unaudited) and the fair value at September 30, 2000 was $2,549,000 (unaudited), resulting in an unrealized loss of $1,541,000 (unaudited) at such date.

       Research and development
       Research and development costs are charged to operations as incurred.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

       Stock-based compensation
       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statements of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-Based Compensation."

       Comprehensive income (loss)
       Comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources. There has been no difference between the Company's net loss and its total comprehensive loss through December 31, 1999. For the nine months ended September 30, 2000, a $1.5 million (unaudited) unrealized loss on securities was included in the comprehensive loss.

       Income taxes
       Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities, measured at tax rates that will be in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       Interim financial statements (unaudited)
       The financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 are unaudited but have been prepared in accordance with generally accepted accounting principles for interim financial statements and the rules of the Securities and Exchange Commission and do not include all disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

       Recent accounting pronouncements
       In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000, as amended. The Company will adopt SFAS No. 133 during its year ending December 31, 2001. To date, the Company has not engaged in derivative or hedging activities.

       In December 1999, the SEC issued Staff Accounting Bulletin ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2000. The Company does not expect the adoption of SAB 101 to have a material effect on our financial position or results of operations.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

 2.    Balance Sheet Components

                                                                      December 31,             September 30,
                                                                   1998           1999             2000
                                                                                                (unaudited)
       Accounts receivable, net
         Accounts receivable                                     $       -     $  348,000      $     20,000
         Less: Allowance for doubtful accounts                           -        (29,000)                -
                                                                 ---------     ----------      ------------
                                                                 $       -     $  319,000      $     20,000
                                                                 =========     ==========      ============

                                                                      December 31,             September 30,
                                                                   1998           1999             2000
                                                                                                (unaudited)
       Property and equipment, net:
         Computer equipment                                      $ 104,000     $  554,000      $  1,299,000
         Furniture and fixtures                                     44,000        461,000         1,453,000
                                                                 ---------     ----------      ------------
                                                                   148,000      1,015,000         2,752,000
         Less: Accumulated depreciation
               and amortization                                     (9,000)      (125,000)         (433,000)
                                                                 ---------     ----------      ------------

                                                                 $ 139,000     $  890,000      $  2,319,000
                                                                 =========     ==========      ============

       There were no capital leases at December 31, 1998. Property and equipment includes $139,000 of furniture under capital leases at December 31, 1999. Accumulated amortization of assets under capital leases was $9,000 for December 31, 1999.

                                                                      December 31,             September 30,
                                                                   1998           1999             2000
                                                                                                (unaudited)
       Accrued liabilities:
         Payroll and related expenses                            $  43,000     $  174,000      $    748,000
         Professional services                                           -         65,000           161,000
         Other                                                      55,000        111,000            64,000
                                                                 ---------     ----------      ------------
                                                                 $  98,000     $  350,000      $    973,000
                                                                 ==========    ==========      ============


 3.    Related Party Transactions

       During the period ended December 31, 1998, a venture capital firm founded by two of the Company's directors advanced $1,073,000 to the Company. In March 1999, these advances, together with advances made during 1999, were formalized in a $1,158,000 note payable. This unsecured note bore interest at an annual rate of 6% from the date of advance and was repayable in full on June 1, 1999. In March 1999, principal due under the note was converted into Series A preferred stock.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

       During August 1999, the Company entered into a lease agreement with a company, founded by one of the Company's board of directors, for a facility in Arizona. The initial lease term is for 2 years ending July 2001 with monthly rent of approximately $2,000 through the initial term.

       During the period ended September 30, 2000, the Company recognized $2,229,000 (unaudited) in revenue relating to sales of products to a related party, where two individuals were directors and stockholders of both companies at the time of the initial agreement.

 4.    Income Taxes

       Deferred tax assets and liabilities consist of the following:

                                                     December 31,
                                                  1998        1999

       Net deferred tax asset:

         Net operating loss                 $   143,000     $ 2,930,000
         Bad debt                                     -          12,000
         Accrued liabilities                      6,000          23,000
         Research credit                         50,000         350,000
         Depreciation                                 -         (27,000)
         Capitalized start-up costs             228,000         181,000
                                            -----------     -----------
                                                427,000       3,469,000
         Valuation allowance                   (427,000)     (3,469,000)
                                            -----------     -----------

                                            $         -     $         -
                                            ===========     ===========

       Management believes it is more likely than not that the deferred tax assets will not be utilized and, accordingly, that a full valuation allowance has been recorded.

       At December 31, 1999, the Company had approximately $7,404,000 of federal and $3,702,000 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2013 for Federal and 2005 for State purposes. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

 5.    Commitments

       Future minimum lease payments under non-cancelable operating and capital leases as of December 31, 1999 are as follows:

       Year Ending                                        Capital    Operating
       December 31,                                       Leases      Leases

       2000                                             $   56,000  $ 360,000
       2001                                                 56,000    363,000
       2002                                                 34,000    179,000
                                                        ----------  ---------

                                                           146,000  $ 902,000
                                                                    ---------
       Less:       Amount representing interest             26,000
                                                        ----------
                                                           120,000
       Less:       Current portion                          42,000
                                                        ----------

       Long-term portion of capital lease obligations   $   78,000
                                                        ==========

       Rental expense under non-cancelable operating leases for the period from February 19, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999 were $26,000 and $115,000, respectively.

 6.    Redeemable Convertible Preferred Stock

       Redeemable convertible preferred stock at December 31, 1999 consists of the following:

                                                                    Proceeds
                                                                     Net of
                           Shares                Liquidation        Issuance
       Series       Authorized    Outstanding       Amount           Costs

         A           8,200,000     8,173,232      $  8,173,000    $  8,117,000
         B           8,000,000     7,346,941        18,000,000      17,957,000
                  ------------   -----------      ------------    ------------
                    16,200,000    15,520,173      $ 26,173,000    $ 26,074,000
                  ============   ===========      ============    ============

       The holders of preferred stock have various rights and preferences as follows:

       Dividends

       The holders of Series A and Series B preferred stock shall be entitled to receive noncumulative dividends in the amounts of $0.08 and $0.196 per share, respectively, payable when and if declared by the Board of Directors in priority and preference to any dividends payable on any shares of common stock. As of December 31, 1999, no dividends have been declared or paid.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

       Conversion

       Each share of Series A and Series B preferred stock may be converted into shares of common stock on a one-for-one basis, subject to adjustments under specific circumstances. Conversion is either (i) at the option of the preferred stockholder or (ii) automatic upon the closing of an initial public offering of Common Stock at a per share price of at least $7.00 per share with gross proceeds of at least $25,000,000. The Company has reserved shares of common stock for the conversion of the outstanding shares of preferred stock that will be sufficient to effect the conversion of all outstanding shares of preferred stock.

       Voting rights

       Holders of Series A and Series B preferred stock are entitled to one vote for each share of common stock into which such shares of preferred stock are convertible. So long as at least 6,000,000 shares of Series A are outstanding, the holders, voting separately as a class, are entitled to elect two directors of the Company and so long as at least 4,000,000 shares of Series B are outstanding, the holders, voting separately as a class, are entitled to elect one director of the Company. The holders of common stock, voting separately as a class, are entitled to elect two directors of the Company. In addition, the holders of preferred stock and common stock, voting together as a single class, shall be entitled to elect the remaining director(s) of the Company.

       Liquidation

       In the event of any liquidation, dissolution or winding up of the Company including a change in control as defined in the agreement, either voluntary or involuntary, holders of Series A and Series B preferred stock are entitled to receive in preference over common stockholders, an amount of $1.00 per share for Series A and $2.45 per share for Series B preferred stock plus any declared but unpaid dividends. In the event the funds are insufficient to make a complete distribution to the holders of Series A and Series B as described above, the remaining assets of the corporation shall be distributed on a pro rata basis to the then outstanding holders of Series A and Series B. Any remaining assets shall be distributed among the holders of the then outstanding common stock on a pro rata basis according to the number of outstanding shares of common stock.

 7.    Common Stock

       A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which would generally be over a four year period from the earlier of grant date or employee hire date. There were 1,066,667 and 2,680,422 shares subject to repurchase on December 31, 1998 and 1999, respectively.

       In October and November 1999, the Company issued full recourse promissory notes to stockholders in the amount of $135,000 related to the exercise of stock options. The notes bear interest at 5.54% and have three year terms.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

8.     Stock Option Plans

       In 1999, the Company adopted the 1999 Equity Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 3,792,425 shares of Common Stock for issuance under the Plan.

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. All option shares and restricted shares granted under the 1999 Plan are subject to repurchase by the Company, with the right to repurchase typically lapsing ratably each month over a four year period.

       During 1999, the Company granted 107,575 shares outside of the 1999 Plan.

       During 1999, the Company recorded $534,000 of unearned compensation for the excess of the deemed fair value of the Company's common stock over the exercise price at the date of grant related to certain options granted in 1999. The compensation expense is being recognized over the option vesting period of four years in accordance with Financial Accounting Standards Board Interpretation ("FIN") 28.

       The following table summarizes all option activity during the year:


                                                                         Options Outstanding
                                                             ----------------------------------------------
                                                                                                 Weighted
                                                  Shares                                         Average
                                                  Available      Number          Exercise        Exercise
                                                  for Grant      of Shares       Price            Price
       Balances at December 31, 1998                      -              -     $          -      $        -
         Shares reserved at Plan inception        3,792,425              -                -
         Options granted                         (3,607,325)     3,607,325     $ 0.01-$0.35      $     0.11
         Options exercised                                -     (2,721,950)    $ 0.01-$0.35      $     0.09
         Options canceled                           332,875       (332,875)    $ 0.01-$0.10      $     0.10
                                                -----------     ----------

       Balances at December 31, 1999                517,975        552,500     $ 0.01-$0.35      $     0.25
                                                ===========     ==========

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

                                                             Options Currently
                              Options Outstanding               Exercisable
                   ----------------------------------------
                                    Weighted
                                    Average       Weighted              Weighted
       Range of                    Remaining      Average               Average
       Exercise      Number       Contractual     Exercise   Number     Exercise
       Price       Outstanding    Life (Years)     Price   Exercisable   Price

       $ 0.10        214,500         9.58         $  0.10     214,500   $  0.10
         0.35        338,000         9.84            0.35     338,000      0.35
                   ---------                                ---------
                     552,500                                  552,500
                   =========                                =========

       During 1999, the Company issued 3,333,000 stock options below the Company's weighted average common stock fair value of $0.28 and 274,000 stock options at the Company's weighted average common stock fair value of $0.10.

       Fair value disclosures

       Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates using the minimum value method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                Year Ended      Inception to
                                                December 31,    December 31,
                                                   1999            1998
       Net loss:
        As reported                             $  (6,789,000)   $ (993,000)
                                                -------------    ----------

        Pro forma                               $  (6,855,000)   $ (993,000)
                                                =============    ==========

       The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of ten years; risk free interest rate of 5.18% to 6.11% for the year ended December 31, 1999.

 9.    Employee Benefit Plans

       The Company participates in a 401(k) defined contribution retirement plan. Participation in the plan is available to all employees. Contributions are made solely by the participants and are not matched by the Company.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

10.    Subsequent Events

       Preferred Stock

       In February 2000, the Company issued 573,468 shares of Series B convertible preferred stock at a purchase price of $2.45 per share for aggregate proceeds of approximately $1,405,000. During June 2000, the Company issued 3,064,727 shares of Series C convertible preferred stock at a purchase price of $5.00 per share for aggregate proceeds of approximately $11,324,000 in cash plus 121,419 shares of common stock of another company.

       Voting

       So long as at least 500,000 shares of Series C are outstanding, the holders, voting separately as a class, are entitled to elect one director of the Company and the holders of common stock, voting as a separate class shall be entitled to elect two directors of the Company. In addition, the holders of preferred stock and common stock, voting together as a single class, shall be entitled to elect the remaining director(s) of the Company.

       Dividends

       Holders of Series C convertible preferred stock are entitled to receive cumulative dividends at the per annum rate of $0.40 per share, when and if declared by the Board of Directors. To date, no dividends on convertible preferred stock or common stock have been declared by the Board.

       Liquidation

       In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series C preferred stock are entitled to receive in preference over common stockholders, an amount of $5.00 per share plus any declared but unpaid dividends.

       Conversion

       Each share of Series C preferred stock may be converted into shares of common stock on a one-for-one basis, subject to adjustments under specific circumstances. Conversion is either (i) at the option of the preferred stockholder or (ii) automatic upon the closing of an initial public offering of common stock at a per share price of at least $8.00 per share with gross proceeds of at least $32,500,000. The Company has reserved shares of common stock for the conversion of the outstanding shares of preferred stock that will be sufficient to effect the conversion of all outstanding shares of preferred stock.

       2000 Equity Incentive Plan

       The 2000 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors on March 23, 2000. A total of 4,192,500 shares of common stock have been reserved for issuance under the Plan to employees, officers, directors and consultants.

       Commitments

       In May 2000, the Company entered into a leasing agreement for additional office space. The term of the agreement is for five years with payments of approximately $30,000 per month increasing at a rate of approximately 4% annually.

Entera, Inc.
(a company in the development stage)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

11.    Subsequent Events (unaudited)

       Common stock options (unaudited)
       During the period from January 1, 2000 to December 15, 2000, the Company granted options to purchase 6,676,800 shares of common stock with exercise prices ranging from $0.35-$2.00 per share. For the period from January 1, 2000 to December 15, 2000, the Company recorded $42,505,000 of unearned compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted in 2000. The compensation expense is being recognized over the option vesting period of four years in accordance with FIN 28.

       Preferred stock (unaudited)
       During July 2000, the Company issued an additional 206,000 shares of Series C convertible preferred stock at a purchase price of $5.00 per share for aggregate proceeds of approximately $1,030,000.

       Notes receivable from stockholders (unaudited)
       During the nine months ended September 30, 2000, the Company issued additional full recourse promissory notes to stockholders in the amount of $1,378,000 (unaudited) related to the exercise of stock options. The notes bear interest ranging from 5.88% - 6.80% and generally have three year terms.

       2000 Equity Incentive Plan (unaudited)
       In October 2000, shares available for issuance under the 2000 Equity Incentive Plan increased by 3,000,000 to a total of 7,265,928 shares.

       Employee Benefit Plans (unaudited)
       In November 2000, the Board of Directors approved the termination of the Company's 401(k) defined contribution retirement plan.

       Acquisition by CacheFlow (unaudited)
       Effective December 15, 2000, the Company was acquired by CacheFlow, Inc. a provider of content intelligent networking solutions. Under the terms of the agreement, 3.4 million shares of CacheFlow common stock and 368,000 options were exchanged for all outstanding shares and options of the Company.